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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Metron Technology N.V.
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             (Exact name of registrant as specified in its charter)

          The Netherlands                                98-0180010
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(State of incorporation or organization)              (I.R.S. Employer
                                                     Identification No.)

1350 Old Bayshore Highway, Suite 360, Burlingame, CA            94010
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(Address of principal executive offices)                      (Zip Code)
Securities Act Registration Statement and Number to which the form relates:
333-87665


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-87665

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class to                   Name of Each Exchange on Which
     be so Registered                       Each Class is to be Registered
   ------------------                       ------------------------------
         None                                            N/A
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       Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Shares, par value NLG 0.96
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                                (Title of class)

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ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Common Shares to be registered hereunder is contained in the section entitled "Description of Capital Shares," commencing at page 59 of the Prospectus included in the Registrant's Form S-1 Registration Statement, as amended, No. 333-87665 (the "Registration Statement") first filed with the Securities and Exchange Commission (the "Commission") on September 23, 1999 and is incorporated herein by reference.

ITEM 2.      EXHIBITS.

         Exhibit
         Number            Description
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         3.1                  Articles of Association of the Registrant and
                              Translation thereof. (1)

         4.1                  Reference is made to Exhibit 3.1, Exhibit 10.23,
                              Exhibit 10.24 and Exhibit 10.26. (1)

         4.2                  Specimen Common Share Certificate. (1)

         10.23 Investor Rights Agreement dated July 6, 1995 among Metron Semiconductors Europa B.V. and the Investors as defined therein. (1)

         10.24 Accession Agreement dated October 15, 1998 among Metron Technology B.V., the Original Parties as defined therein, Segal Investments, L.P., M. Segal, N. Segal, M. Segal as Trustee of the Matthew Dean Segal 1997 Trust and N. Segal as Trustee of the Ned Douglas Segal 1997 Trust. (1)

         10.26 Accession Agreement dated July 13, 1998 among Metron Technology B.V., the Stockholders and the Signing Stockholders as defined therein. (1)

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         (1)      Filed as the like-numbered exhibit to the Registration
                  Statement and incorporated herein by reference.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Metron Technology N.V.
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                                        (Registrant)

Date:  October 28, 1999                 By:  /s/ Peter V. Leigh
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                                                 Peter V. Leigh
                                                 Vice President, Finance and
                                                 Chief Financial Officer